                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

------------------------------------------------------------------------------

                                    FORM 8-K


                                 CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934,
                                   AS AMENDED

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 6, 1998

                           IATROS HEALTH NETWORK,INC.
             ------------------------------------------------------
             (Exact Name of Registrant as specified in its charter)


        DELAWARE                      0-20345                   23-2596710
------------------------      ------------------------   ----------------------
(State of Incorporation)      (Commission File Number)       (IRS Employer
                                                         Identification Number)


     10 PIEDMONT CENTER, SUITE 400
           ATLANTA, GEORGIA                                30305
(Address of Principal Executive Offices)                 (Zip Code)



                  REGISTRANT'S TELEPHONE NUMBER: (404) 266-3643

Item 4.

(a) The Registrant had engaged Ernst & Young, LLP., Atlanta ("Ernst & Young") as its new independent public accountants on April 25, 1997. Ernst & Young had not to date begun an audit of the Registrant. On December 23, 1997, the Registrant announced the signing of a letter of intent to be acquired by NewCare, Inc. (NASDAQ: NWCA) of Atlanta, Georgia. In recognition of this pending transaction and anticipated audit efficiencies that could not be achieved in transitioning to Ernst & Young, the President/Chief Executive Officer and Executive Vice President/Chief Financial Officer recommended to the Board of Directors that Ernst & Young be dismissed and the Registrant's prior auditors (Asher & Company, Ltd.("Asher")) be engaged to complete the 1997 audit. The Board approved these recommendations.

(b) On January 6, 1998 management notified Ernst & Young of their dismissal as the Company's independent accountants. During the eight months of its engagement, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which disagreement(s) would have caused Ernst & Young to make reference to the subject matter of the disagreement(s) in connection with this report.

(c) The Registrant engaged Asher as its new independent accountants on January 9, 1998.

(d) The Registrant previously filed a Form 8-K dated May 1,1997 reporting the dismissal of Asher & Company, Ltd. and the engagement of Ernst & Young LLP on April 25, 1997 as its independent auditors. That Form 8-K is incorporated by reference.

Item 7. Financial Statements and Exhibits

      (a) Financial statements of businesses acquired.
            Not applicable.

      (b) Pro-forma financial information.
            Not applicable.

      (c) Exhibits
          16.1 Letter from Ernst & Young LLP dated January 13, 1998 addressed to the Securities and Exchange Commission regarding the change in certifying accountants.

          16.2 Current Report on Form 8-K dated May 1, 1997 with letter from Asher & Company, Ltd. dated May 1,1997 addressed to the Securities and Exchange Commission regarding the change in certifying accountants.